EXHIBIT 16.1








March 19, 2009



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by Inner Systems, Inc. under Item 4.01 of its draft Form 8-K provided to us on March 19, 2009. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements made by Inner Systems, Inc. contained therein.

Very truly yours,


/s/ Marcum & Kliegman LLP


Marcum & Kliegman LLP